KeyOn Reports First Quarter 2010 Results

OMAHA, NE (May 17, 2010) -- KeyOn Communications Holdings, Inc. (OTCBB: KEYO), one of the largest providers of wireless broadband, satellite video and voice over Internet protocol (VoIP) services in the United States, reported its financial results for the quarter ending March 31, 2010.

Jonathan Snyder, President and CEO of KeyOn Communications, commented, “During the first quarter of 2010, we completed our second round federal stimulus applications, closed two strategic acquisitions through our Rural UniFi initiative and continued our efforts to increase the organic growth of our subscriber base. Our first quarter results appear worse due to one-time expenses associated with our stimulus applications, Rural UniFi and some non-cash compensation items. When these expenses are removed, our operating margin for the quarter would have decreased by only 16 percentage points.”

Snyder continued, “While we are not happy about an overall decrease in operating margin, management realizes it results from a subscriber reduction over the course of the previous year which is directly due to the corresponding limited marketing spend. In the first quarter, we have already seen a material uptick in subscriber additions and realized some revenues from our completed acquisitions; we will experience the full financial effects of the increasing revenue trend during the second quarter. Overall, we are pleased with the many first quarter financial and operational milestones that we anticipate building upon throughout the year.”

2010 First Quarter Consolidated Results

For the first quarter ended March 31, 2010, the Company reported revenue of $1,594,959, a decrease of approximately 15%, as compared to $1,866,172 for the first quarter ended March 31, 2009. This decrease was the result of a decline in our customer base. While customer disconnects continue to remain stable, marketing expenses have increased as the company is gradually turning the net subscriber losses to positive gains.

The operating loss, which included non-cash stock-based compensation expense and Round Two ARRA application expenses for professional fees of $1.2 million for the first quarter ended March 31, 2010, was $1.9 million, as compared to an operating loss of $0.8 million for the quarter ended March 31, 2009, which included non-cash based stock compensation and professional fees of $0.2 million.

The Company reported a net loss of $2.0 million, or $0.09 loss per common share, for the first quarter ended March 31, 2010, compared to a net loss of $1.0 million, or $0.12 loss per common share, for the first quarter ended March 31, 2009.

Adjusted EBITDA for the first quarter ended March 31, 2010, was negative $904,608 compared to $64,714 in the prior first quarter of 2009, a decline of $969,322. By removing expenses related to the Company’s federal broadband stimulus applications under ARRA, adjusted EBITDA for the first quarter ended March 31, 2010, was negative $280,423 as compared to $64,714 for the quarter ended March 31, 2009.

Outlook

Jonathan Snyder continued, “Our EBITDA loss widened in the first quarter as we spent substantial resources in furtherance of our Round Two ARRA applications. We also increased our marketing expenses in order to grow our subscriber base after a year of net subscriber decline. However, we anticipate that negative EBITDA will be offset in the coming quarters by the continued accretive acquisitions we expect to consummate under Rural UnFi. We have submitted applications for stimulus funds totaling $374 million, have a growing pipeline of acquisitions and sufficient capital to execute our business plan. We believe that the achievements of the first quarter will allow us to return to a positive EBITDA position in 2010.”

-Table follows-

KEYON COMMUNICATIONS HOLDINGS INC. AND RELATED ENTITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2010	2009
TOTAL REVENUES	1,594,959	1,866,172

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	1,077,292	872,570
Professional fees	904,649	37,093
Network operating costs	665,274	708,186
Depreciation and amortization	470,495	639,457
Other general and administrative expense	290,040	308,385
Installation expense	51,575	47,353
Marketing and advertising	50,652	15,353

Total operating costs and expenses	3,509,977	2,628,397

LOSS FROM OPERATIONS	(1,915,018)	(762,225)

TOTAL OTHER INCOME (EXPENSE)	(49,915)	(260,353)

NET LOSS	$(1,964,933)	$(1,022,578)

Net loss per common share--basic and diluted	$(0.09)	$(0.12)

	For the Three Months Ended March 31,
	2010	2009
Reconciliation of Non-GAAP to GAAP:
EBITDA before stock-based compensation	$(280,423)	$64,714
Interest expense	(204,124)	(260,354)
Interest income	853	1
Other income -other	151,897	—
Gain on disposal of asset	1,459	—
Depreciation	(470,495)	(639,457)
Stock-based compensation in payroll	(232,056)	(187,482)
Stock-based compensation in professional fees	(306,400)	—
Stimulus related expenses	(624,185)	—
Net Loss	$(1,964,933)	$(1,022,578)

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings Inc. (OTC BB: KEYO) is one of the largest providers of wireless broadband, satellite and voice over Internet protocol (VoIP) services in the United States, primarily targeting underserved markets with populations generally less than 50,000. KeyOn offers broadband services with VoIP and satellite video services to both residential and business subscribers across 11 Western and Midwestern states. Through a combination of organic growth and acquisitions, KeyOn has expanded its network footprint to reach approximately 50,000 square miles and cover nearly 2,500,000 people as well as small-to-medium businesses. With its successful track record of acquiring companies and growing its core subscriber base, KeyOn is one of the leading wireless broadband companies in the United States. Management intends to drive subscriber growth through additional acquisitions as well as organic growth across the company’s expanding footprint by offering bundled services including broadband, video, VoIP and related valuable services such as the Bullseye Club. The company also intends to opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint. More information on KeyOn can be found at http://www.keyon.com.

Non-GAAP Measures

This press release includes disclosure regarding “Adjusted EBITDA” which is a measurement used by KeyOn Communications to monitor business performance and is not recognized under GAAP (generally accepted accounting principles). Accordingly, investors are cautioned in using or relying upon these measures as alternatives to recognized GAAP measures.

“Adjusted EBITDA” is defined as earnings or loss from operations adjusted for depreciation, amortization, goodwill impairment, non-cash stock-based compensation, and broadband stimulus application expenses. Adjusted EBITDA should not be construed as an alternative to operating loss as defined by GAAP.

Safe Harbor Statement

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements may include, without limitation, the company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from such statements, including, without limitation, the company’s ability to secure ARRA stimulus funding, its ability to successfully complete accretive acquisitions and grow its business organically, the company’s reliance on multi-user unlicensed spectrum to service subscribers, competition from larger and better financed providers, the company’s reliance on third party sales representatives and new and more burdensome telecommunications’ regulations. For a more detailed description of the factors that could cause such a difference, please refer to the company’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10-K/A filed on April 16, 2010. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to update or supplement such forward-looking statements.

Company Contact:

KeyOn Communications Holdings, Inc.

Rory Erchul, 402-998-4044

VP of Marketing

rerchul@keyon.com

www.keyon.com

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Investor Relations Contact:

Liviakis Financial Communications, Inc.

John Liviakis, 415-389-4670

John@Liviakis.com

www.liviakis.com